Exhibit 10.25

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND WAIVER

THIS AMENDMENT NO. 1 TO credit AGREEMENT AND WAIVER (this “Amendment”) is made and entered into as of January 28, 2026, by and among THE TILE SHOP, LLC, a Delaware limited liability company (“Borrower”), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

RECITALS:

A.The Borrower, the Loan Parties party hereto, the Lenders party hereto and the Administrative Agent are parties to a certain Credit Agreement dated as of September 30, 2022 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

B.The Borrower has requested that the Administrative Agent and the Lenders (i) amend certain provisions of the Credit Agreement; and (ii) waive the Existing Default (as defined below), and the Lenders and the Administrative Agent have agreed to do so, in each case upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Recitals. The Recitals of this Amendment are incorporated into this Amendment as if fully set forth herein.

Section 2.Delivery of Documents.  At or prior to the execution of this Amendment, and as a condition precedent to the effectiveness of this Amendment, the Borrower shall have satisfied the following conditions and delivered or caused to be delivered to the Administrative Agent the following documents each dated such date and in form and substance satisfactory to the Administrative Agent and duly executed by all appropriate parties:

(a)This Amendment.

(b)Such other documents or instruments as the Administrative Agent may reasonably require.

Section 3.Waiver.

(a)Pursuant to Section 6.08 of the Credit Agreement, the Loan Parties and their Subsidiaries are prohibited from declaring or making, or agreeing to declare or make, directly or indirectly, any Restricted Payment, or incurring any obligation (contingent or otherwise) to do so, except as specifically set forth in such Section.  The Loan Parties made Restricted Payments in an aggregate amount not exceeding $32,200,000 between December 16, 2025 and January 7, 2026. The Loan Parties acknowledge that such Restricted Payments did not qualify for any of the exceptions to Section 6.08 of the Credit Agreement, resulting in noncompliance with the Credit Agreement (the “Violation”).

(b)The Loan Parties have requested that the Administrative Agent and the Lenders waive the Defaults and Events of Default that exist solely by virtue of the Violation (collectively, the “Existing Default”).    Upon the effectiveness of this Amendment, the Administrative Agent and the Lenders hereby waive the Existing Default.  All provisions of the Loan Documents remain in full force and effect and the foregoing waiver shall not apply to any other or subsequent failure to comply with the Sections identified above or any other provision of the Loan Documents.

Section 4.Amendments.

(a)Defined Term.  The defined term “Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDAR minus expense for taxes paid in cash, minus Restricted Payments (excluding the share repurchases by Holdings between December 16, 2025 and January 7, 2026,  in an aggregate amount not exceeding $32,200,000), to (b) Fixed Charges, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

(b)Deleted Defined Terms.  The definition of “Excluded Restricted Payments” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(c)Capitalization and Subsidiaries. The words “Schedule 3.15 sets forth” set forth in Section 3.15 of the Credit Agreement are hereby deleted and replaced with the words “Schedule 3.15 sets forth, as of the Effective Date”.

(d)Financial Statements; Other Information. The paragraph immediately following Section 5.01(l) of the Credit Agreement and immediately preceding Section 5.02 of the Credit Agreement that begins with the words “Documents required to be delivered”, and ending with “maintaining its copies of such documents”, is hereby deleted in its entirety.

Section 5.Representations; No Default.  The Loan Parties represent and warrant that: (a) the representations and warranties of the Loan Parties contained in ARTICLE III of the Credit Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (b) each Loan Party has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by the Loan Parties in connection herewith, (c) neither this Amendment nor the agreements contained herein contravene or constitute a Default or Event of Default under the Credit Agreement or a default, in any material respect, under any other agreement, instrument or indenture to which any Loan Party is a party or a signatory, or any provision of each Loan Party’s  organizational documents or, to the best of each Loan Party’s knowledge, any other applicable Requirement of Law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to each Loan Party or any of its property except, if any, in favor of Administrative Agent, (d) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any Governmental Authority, is required in connection with the execution and delivery by the Loan Parties of this Amendment or other agreements and documents executed and delivered by the Loan Parties in connection herewith or the performance of obligations of the Loan Parties herein described, except for those which the Loan Parties have obtained or provided and as to which the Loan Parties have delivered certified copies of documents evidencing each such action to the Lenders, (e) to each Loan Party’s knowledge as of the date hereof,  no events have taken place and no circumstances exist at the date hereof which would give any Loan Party grounds to assert a defense, offset or counterclaim to the obligations of the Loan Parties under the Credit Agreement or any of the other Loan Documents, (f) there are no known claims, causes of action, suits, debts, Liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which any Loan Party may have or claim to have against the Administrative Agent or any of the Lenders, which might arise out of or be connected with any act of commission or omission of the Administrative Agent or any Lender existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the Obligations, and (g) except as otherwise expressly provided herein, no Default or Event of Default has occurred and is continuing under the Credit Agreement.

Section 6.Affirmation, Further References.  The Administrative Agent, each Lender and each Loan Party acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement (except as amended by this Amendment) and of each of the other Loan Documents shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby deemed to refer to the Credit Agreement as amended by this Amendment.

Section 7.Severability.  Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8.Successors.  This Amendment shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, the Lenders, the Administrative Agent, and to the respective successors and assigns of the Lenders and the Administrative Agent.

Section 9.Costs and Expenses.  Loan Parties jointly and severally agree to reimburse the Administrative Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Administrative Agent) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Loan Parties under this Amendment, and to pay and save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment. The obligations of the Loan Parties under this Section 9 shall be in addition to, and not in limitation of, any obligations of the Loan Parties in the Loan Documents to reimburse the Administrative Agent for costs and expenses.

Section 10.Headings.  The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11.Counterparts; Digital Copies.  This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement.  A facsimile or digital copy (pdf) of this signed Amendment shall be deemed to be an original thereof.

Section 12.Release of Rights and Claims.  Each Loan Party, for itself and its successors and assigns, hereby releases, acquits, and forever discharges the Administrative Agent and each Lender and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions which any Loan Party may have against the Administrative Agent or any Lender occurring or arising from the transactions entered into with the Administrative Agent and any Lender in connection with the Loan Documents prior to the date hereof, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect.

Section 13.Governing Law.  This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

Section 14.No Waiver.  Except as otherwise expressly provided herein, nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Administrative Agent’s or any Lender’s rights or remedies under the Credit Agreement or any of the other Loan Documents, or under applicable Requirement of Law.

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signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:	THE TILE SHOP, LLC By:/s/ Mark Davis Name:Mark Davis Title:Chief Financial Officer

OTHER LOAN PARTIES:

TILE SHOP HOLDINGS, INC.

By: /s/ Mark Davis
Name: Mark Davis
Title: Chief Financial Officer

THE TILE SHOP OF MICHIGAN, LLC

By: /s/ Mark Davis
Name: Mark Davis
Title: Chief Financial Officer

TILE SHOP LENDING, INC.

By: /s/ Mark Davis
Name: Mark Davis
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit Agreement and Wavier]

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Administrative Agent By: /s/Celeste Dorazio Name: Celeste Dorazio Title: Authorized Officer
LENDERS:

JPMORGAN CHASE BANK, N.A., as a Lender, the Swingline Lender and Issuing Bank

By: /s/Celeste Dorazio

Name: Celeste Dorazio

Title: Authorized Officer

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/Anthony Catalina

Anthony Catalina, Senior Vice President

[Signature Page to Amendment No. 1 to Credit Agreement and Wavier]